EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-204567, 333-208697, 333-211834, 333-215783, 333-218160, 333-225263, 333-231765, 333-249416, 333-260500, 333-268756, 333-275886 and 333-283361) of Galapagos NV of our reports dated March 27, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appear in this Annual Report on Form 20-F.

/s/ BDO Bedrijfsrevisoren BV

Zaventem, Belgium

March 27, 2025